Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2024 Third Quarter Financial Results

Tinton Falls, N.J. – January 30, 2024 – Commvault [Nasdaq: CVLT] today announced its financial results for the fiscal third quarter ended December 31, 2023.

“This was one of the strongest quarters in our history with double digit ARR and revenue growth, and robust free cash flow generation,” said Sanjay Mirchandani, President and CEO. “As enterprises face non-stop cyberattacks and threats, the introduction of our new Commvault Cloud platform gives our customers groundbreaking strategies to stay resilient and also positions us for accelerated growth in fiscal year 2025.”

Fiscal 2024 Third Quarter Highlights -
•Total revenues were $216.8 million, up 11% year over year
•Total ARR1 grew to $752 million, up 17% year over year
•Subscription revenue was $114.2 million, up 31% year over year
•Subscription ARR1 grew to $571 million, up 29% year over year
•Income from operations (EBIT) was $21.1 million, an operating margin of 9.7%
•Non-GAAP EBIT2 was $46.7 million, an operating margin of 21.5%
•Operating cash flow was $44.4 million, with free cash flow2 of $42.6 million
•Third quarter share repurchases were $51.3 million, or approximately 711,000 shares of common stock

Notes are contained on the last page of this Press Release.

Financial Outlook for Fourth Quarter and Full Year Fiscal 2024 -
We are providing the following guidance for the fourth quarter of fiscal year 2024:
•Total revenues are expected to be between $210 million and $214 million
•Subscription revenue is expected to be between $111 million and $115 million
•Non-GAAP operating margin2 is expected to be between 20% to 21%

We are providing the following updated guidance for the full fiscal year 2024:
•Total revenues are expected to be between $826 million and $830 million
•Total ARR1 is expected to grow 15% year over year
•Subscription revenue is expected to be between $420 million and $424 million
•Subscription ARR1 is expected to grow 25% year over year
•Non-GAAP operating margin2 is expected to grow between 50 to 100 basis points year over year
•Free cash flow2 is expected to be approximately $170 million
The above statements are based on the incorporation of actual third quarter results and current targets. These statements are forward looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, January 30, 2024 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations to uncover, take action, and rapidly recover from cyberattacks—keeping data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere with advanced AI-driven automation—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24
Revenue Summary:
Subscription	$87,380	$94,537	$97,290	$97,757	$114,247
Perpetual license	19,728	17,561	13,155	14,388	14,874
Customer support	77,665	77,335	76,915	77,019	76,812
Other services	10,301	14,045	10,790	11,833	10,875
Total revenues	$195,074	$203,478	$198,150	$200,997	$216,808

	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24
Y/Y Growth:
Subscription	13%	9%	11%	25%	31%
Perpetual license	(30)%	(25)%	(26)%	(27)%	(25)%
Customer support	(10)%	(9)%	(5)%	(1)%	(1)%
Other services	(8)%	28%	(4)%	(1)%	6%
Total revenues	(4)%	(1)%	—%	7%	11%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual license	Customer support	Other services	Total
Q3'23 Revenue As Reported (GAAP)	$87,380	$19,728	$77,665	$10,301	$195,074
Q3'24 Revenue As Reported (GAAP)	$114,247	$14,874	$76,812	$10,875	$216,808
% Change Y/Y (GAAP)	31%	(25)%	(1)%	6%	11%
Constant Currency Impact	$(1,061)	$(221)	$(1,068)	$(87)	$(2,437)
% Change Y/Y Constant Currency	30%	(26)%	(2)%	5%	10%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q3'23		Q4'23		Q1'24		Q2'24		Q3'24
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$108,107	(9)%	$122,337	(1)%	$122,124	—%	$120,300	4%	$125,052	16%
International	86,967	3%	81,141	(1)%	76,026	1%	80,697	12%	91,756	6%
Total revenues	$195,074	(4)%	$203,478	(1)%	$198,150	—%	$200,997	7%	$216,808	11%

Total ARR and Subscription ARR1
($ in thousands)

	Q3'23	Q4'23	Q1'24	Q2'24	Q3'24
Total ARR[1]	$640,731	$668,411	$686,028	$711,462	$752,480
Subscription ARR[1]	$442,684	$477,085	$499,580	$529,590	$571,125

Income from Operations (EBIT)
•Income from operations (EBIT) was $21.1 million, an operating margin of 9.7%
•Non-GAAP EBIT2 was $46.7 million, an operating margin of 21.5%

GAAP and Non-GAAP Net Income2
•GAAP net income was $17.1 million, or $0.38 per diluted share
•Non-GAAP net income2 was $35.0 million, or $0.78 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $44.4 million in the third quarter
•As of December 31, 2023, ending cash and cash equivalents was approximately $284.3 million
•During the third quarter, Commvault repurchased $51.3 million, or approximately 711,000 shares, of common stock at an average share price of approximately $72.13 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Revenues:
Subscription	$114,247	$87,380	$309,294	$253,247
Perpetual license	14,874	19,728	42,417	57,357
Customer support	76,812	77,665	230,746	236,978
Other services	10,875	10,301	33,498	33,530
Total revenues	216,808	195,074	615,955	581,112
Cost of revenues:
Subscription	15,914	11,682	42,920	31,560
Perpetual license	798	638	1,852	1,920
Customer support	15,091	14,611	44,946	45,067
Other services	7,258	7,607	22,746	22,050
Total cost of revenues	39,061	34,538	112,464	100,597
Gross margin	177,747	160,536	503,491	480,515
Operating expenses:
Sales and marketing	91,697	87,343	260,536	253,561
Research and development	34,392	32,505	97,084	109,671
General and administrative	29,098	23,983	84,059	76,512
Restructuring	—	9,228	—	11,360
Depreciation and amortization	1,509	2,459	4,647	7,631
Total operating expenses	156,696	155,518	446,326	458,735
Income from operations	21,051	5,018	57,165	21,780
Interest income	1,381	364	3,530	916
Interest expense	(103)	(105)	(311)	(315)
Other income (expense), net	(13)	123	174	(112)
Income before income taxes	22,316	5,400	60,558	22,269
Income tax expense	5,176	5,710	17,772	14,550
Net income (loss)	$17,140	$(310)	$42,786	$7,719
Net income (loss) per common share:
Basic	$0.39	$(0.01)	$0.97	$0.17
Diluted	$0.38	$(0.01)	$0.95	$0.17
Weighted average common shares outstanding:
Basic	43,862	44,712	43,956	44,738
Diluted	44,799	44,712	45,020	45,810

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$284,310	$287,778
Trade accounts receivable, net	223,710	210,441
Assets held for sale	38,680	38,680
Other current assets	19,834	14,015
Total current assets	566,534	550,914

Property and equipment, net	7,933	8,287
Operating lease assets	11,693	11,784
Deferred commissions cost	61,128	59,612
Intangible assets, net	1,354	2,292
Goodwill	127,780	127,780
Other assets	27,652	21,905
Total assets	$804,074	$782,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214	$108
Accrued liabilities	101,913	97,888
Current portion of operating lease liabilities	5,178	4,518
Deferred revenue	325,500	307,562
Total current liabilities	432,805	410,076

Deferred revenue, less current portion	184,251	174,393
Deferred tax liabilities, net	736	134
Long-term operating lease liabilities	7,946	8,260
Other liabilities	3,733	3,613

Total stockholders’ equity	174,603	186,098
Total liabilities and stockholders’ equity	$804,074	$782,574

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income (loss)	$17,140	$(310)	$42,786	$7,719
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,538	2,801	4,734	8,656
Noncash stock-based compensation	24,602	24,645	71,941	81,067
Noncash change in fair value of equity securities	13	(122)	(174)	112
Amortization of deferred commissions cost	6,795	5,777	19,544	16,533
Changes in operating assets and liabilities:
Trade accounts receivable, net	(28,921)	(33,642)	(20,676)	(17,779)
Operating lease assets and liabilities, net	354	120	419	(61)
Other current assets and Other assets	5,802	3,443	1,970	2,982
Deferred commissions cost	(7,980)	(9,646)	(20,541)	(22,663)
Accounts payable	76	262	108	49
Accrued liabilities	4,815	11,501	852	(17,103)
Deferred revenue	20,697	25,343	22,443	41,807
Other liabilities	(492)	6	407	1,136
Net cash provided by operating activities	44,439	30,178	123,813	102,455
Cash flows from investing activities
Purchase of property and equipment	(1,814)	(805)	(3,227)	(2,186)
Purchase of equity securities	(490)	(168)	(1,062)	(1,961)
Net cash used in investing activities	(2,304)	(973)	(4,289)	(4,147)
Cash flows from financing activities
Repurchase of common stock	(51,298)	(31,344)	(133,655)	(90,131)
Proceeds from stock-based compensation plans	1,385	1,933	7,753	9,292
Payment of debt issuance costs	—	—	—	(63)
Net cash used in financing activities	(49,913)	(29,411)	(125,902)	(80,902)
Effects of exchange rate — changes in cash	8,801	11,190	2,910	(11,444)
Net increase (decrease) in cash and cash equivalents	1,023	10,984	(3,468)	5,962
Cash and cash equivalents at beginning of period	283,287	262,485	287,778	267,507
Cash and cash equivalents at end of period	$284,310	$273,469	$284,310	$273,469

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$21,051	$5,018	$57,165	$21,780
Noncash stock-based compensation[3]	24,602	23,626	71,941	78,761
FICA and payroll tax expense related to stock-based compensation[4]	727	327	2,212	1,662
Restructuring[5]	—	9,228	—	11,360
Amortization of intangible assets[6]	312	312	938	938
Non-GAAP income from operations	$46,692	$38,511	$132,256	$114,501

GAAP net income (loss)	$17,140	$(310)	$42,786	$7,719
Noncash stock-based compensation[3]	24,602	23,626	71,941	78,761
FICA and payroll tax expense related to stock-based compensation[4]	727	327	2,212	1,662
Restructuring[5]	—	9,228	—	11,360
Amortization of intangible assets[6]	312	312	938	938
Non-GAAP provision for income taxes adjustment[7]	(7,772)	(4,791)	(18,853)	(16,497)
Non-GAAP net income	$35,009	$28,392	$99,024	$83,943

Diluted weighted average shares outstanding	44,799	45,681	45,020	45,810
Non-GAAP diluted earnings per share	$0.78	$0.62	$2.20	$1.83

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$44,439	$30,178	$123,813	$102,455
Purchase of property and equipment	(1,814)	(805)	(3,227)	(2,186)
Non-GAAP free cash flow	$42,625	$29,373	$120,586	$100,269

Notes are contained on the last page of this Press Release.

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR) and subscription ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs and noncash amortization of intangible assets from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Cost of revenues	$1,935	$1,383	$5,224	$3,852
Sales and marketing	10,189	10,479	29,834	32,037
Research and development	5,451	5,988	16,183	23,022
General and administrative	7,027	5,776	20,700	19,850
Stock-based compensation expense	$24,602	$23,626	$71,941	$78,761

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Notes
1.Annualized Recurring Revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term licenses, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term licenses, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.
ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.

2.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in note 5.

4.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

5.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by the restructuring plan.

6.Represents noncash amortization of intangible assets.

7.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27%.